Exhibit 99.1

News Release
Sunoco LP Announces Second Quarter Financial and Operating Results

DALLAS, August 7, 2019 - Sunoco LP (NYSE: SUN) (“SUN” or the “Partnership”) today reported financial and operating results for the three-month period ended June 30, 2019.

Net income for the quarter was $55 million versus net income of $68 million in the second quarter of 2018.

Adjusted EBITDA(1) totaled $152 million compared with $140 million in the second quarter of 2018. Results were supported by an increase in the Partnership’s fuel volumes and lower operating expenses.

Distributable Cash Flow, as adjusted(1), was $101 million, compared to $106 million a year ago. This year-over-year decrease reflects higher Adjusted EBITDA offset by higher interest expense and maintenance capital expenditures.

Net income, Adjusted EBITDA and Distributable Cash Flow, as adjusted, included a one-time expense of approximately $8 million related to a reserve for an open contractual dispute.

Recent Accomplishments and Other Developments

•
Sold a record high 2.05 billion gallons in the second quarter, up 4% from the second quarter of 2018. On a weighted-average basis, fuel margin for all gallons sold was 9.1 cents per gallon, or 9.4 cents per gallon excluding the one-time expense of approximately $8 million this quarter.

•
Reported current quarter cash coverage of 1.17 times and trailing twelve months coverage of 1.35 times. Excluding the one-time expense of approximately $8 million this quarter, SUN’s distribution coverage ratio for the second quarter was 1.26 times and trailing twelve months coverage was 1.37 times. SUN’s leverage ratio of net debt to Adjusted EBITDA, calculated in accordance with its credit facility, was 4.20 times at the end of the second quarter(2).

•
Closed on the joint venture with Energy Transfer LP (NYSE: ET) ("Energy Transfer") on a diesel fuel pipeline to West Texas. Energy Transfer will operate the pipeline for the joint venture, which will transport diesel fuel from Hebert, Texas to a terminal in the Midland, Texas area. The pipeline is expected to have an initial capacity of 30,000 barrels per day and was successfully commissioned in August 2019. SUN expects its cash investment to be approximately $50 million.

Distribution
On July 25, 2019, the Board of Directors of SUN’s general partner declared a distribution for the second quarter of 2019 of $0.8255 per unit, which corresponds to $3.3020 per unit on an annualized basis. The distribution will be paid on August 14, 2019 to common unitholders of record on August 6, 2019.
Liquidity
At June 30, SUN had borrowings of $117 million against its revolving line of credit and other long-term debt of $2.9 billion. In the second quarter of 2019, SUN did not issue any common units through its at-the-market equity program.
Capital Spending
SUN's gross capital expenditures for the second quarter were $31 million, which included $25 million for growth capital and $6 million for maintenance capital.

Excluding acquisitions, SUN expects to spend at least $100 million on growth capital, including approximately $5 million of growth capital toward the pipeline joint venture with Energy Transfer, and approximately $40 million on maintenance capital for the full year 2019.

SUN’s segment results and other supplementary data are provided after the financial tables below.

(1)
Adjusted EBITDA and Distributable Cash Flow, as adjusted, are non-GAAP financial measures of performance that have limitations and should not be considered as a substitute for net income. Please refer to the discussion and tables under "Reconciliations of Non-GAAP Measures" later in this news release for a discussion of our use of Adjusted EBITDA and Distributable Cash Flow, as adjusted, and a reconciliation to net income.

(2)
Excluding the one-time expense of approximately $8 million this quarter, SUN’s leverage ratio of net debt to Adjusted EBITDA, calculated in accordance with SUN’s credit facility, was 4.16 times at the end of the second quarter.

Earnings Conference Call
Sunoco LP management will hold a conference call on Thursday, August 8, at 9:30 a.m. CT (10:30 a.m. ET) to discuss second quarter results and recent developments. To participate, dial 877-407-6184 (toll free) or 201-389-0877 approximately 10 minutes early and ask for the Sunoco LP conference call. The call will also be accessible live and for later replay via webcast in the Investor Relations section of Sunoco’s website at www.SunocoLP.com under Events and Presentations.

Sunoco LP (NYSE: SUN) is a master limited partnership with core operations that include the distribution of motor fuel to approximately 10,000 convenience stores, independent dealers, commercial customers and distributors located in more than 30 states as well as refined product transportation and terminalling assets. SUN's general partner is owned by Energy Transfer Operating, L.P., a wholly owned subsidiary of Energy Transfer LP (NYSE: ET).
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our website at www.SunocoLP.com
Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat 100 percent of Sunoco LP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Sunoco LP's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Contacts
Investors:
Scott Grischow, Vice President - Investor Relations and Treasury
(214) 840-5660, scott.grischow@sunoco.com

Derek Rabe, CFA, Manager - Investor Relations, Growth and Strategy
(214) 840-5553, derek.rabe@sunoco.com
Media:
Alexis Daniel, Manager - Communications
(214) 981-0739, alexis.daniel@sunoco.com

- Financial Schedules Follow -

SUNOCO LP
CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2019	December 31, 2018
	(in millions, except units)
Assets
Current assets:
Cash and cash equivalents	$36	$56
Accounts receivable, net	573	374
Receivables from affiliates	2	37
Inventories, net	410	374
Other current assets	77	64
Total current assets	1,098	905

Property and equipment	2,074	2,133
Accumulated depreciation	(635)	(587)
Property and equipment, net	1,439	1,546
Other assets:
Lease right-of-use assets, net	536	—
Goodwill	1,558	1,559

Intangible assets	914	915
Accumulated amortization	(235)	(207)
Intangible assets, net	679	708
Other non-current assets	160	161
Total assets	$5,470	$4,879
Liabilities and equity
Current liabilities:
Accounts payable	$530	$412
Accounts payable to affiliates	24	149
Accrued expenses and other current liabilities	306	299
Operating lease current liabilities	21	—
Current maturities of long-term debt	6	5
Total current liabilities	887	865
Operating lease non-current liabilities	520	—
Revolving line of credit	117	700
Long-term debt, net	2,878	2,280
Advances from affiliates	80	24
Deferred tax liability	90	103
Other non-current liabilities	119	123
Total liabilities	4,691	4,095
Commitments and contingencies
Equity:
Limited partners:
Common unitholders (82,749,333 units issued and outstanding as of June 30, 2019 and 82,665,057 units issued and outstanding as of December 31, 2018)	779	784
Class C unitholders - held by subsidiaries (16,410,780 units issued and outstanding as of June 30, 2019 and December 31, 2018)	—	—
Total equity	779	784
Total liabilities and equity	$5,470	$4,879

SUNOCO LP
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions, except unit and per unit amounts)
Revenues:
Motor fuel sales	$4,366	$4,507	$7,949	$8,058
Non motor fuel sales	74	66	148	242
Lease income	35	34	70	56
Total revenues	4,475	4,607	8,167	8,356
Cost of sales and operating expenses:
Cost of sales	4,206	4,297	7,528	7,750
General and administrative	34	34	61	69
Other operating	73	86	157	184
Lease expense	16	19	30	34
Loss on disposal of assets and impairment charges	2	2	50	5
Depreciation, amortization and accretion	47	41	92	90
Total cost of sales and operating expenses	4,378	4,479	7,918	8,132
Operating income	97	128	249	224
Other expenses:
Interest expense, net	43	36	85	70
Loss on extinguishment of debt and other, net	(6)	—	(3)	109
Income from continuing operations before income taxes	60	92	167	45
Income tax expense (benefit)	5	(2)	3	29
Income from continuing operations	55	94	164	16
Loss from discontinued operations, net of income taxes	—	(26)	—	(263)
Net income (loss) and comprehensive income (loss)	$55	$68	$164	$(247)

Net income (loss) per common unit - basic:
Continuing operations - common units	$0.44	$0.91	$1.51	$(0.29)
Discontinued operations - common units	0.00	(0.32)	0.00	(3.05)
Net income (loss) - common units	$0.44	$0.59	$1.51	$(3.34)
Net income (loss) per common unit - diluted:
Continuing operations - common units	$0.43	$0.90	$1.50	$(0.29)
Discontinued operations - common units	0.00	(0.32)	0.00	(3.05)
Net income (loss) - common units	$0.43	$0.58	$1.50	$(3.34)
Weighted average limited partner units outstanding:
Common units - basic	82,742,323	82,494,976	82,726,842	86,104,411
Common units - diluted	83,509,987	82,947,669	83,455,021	86,569,372

Cash distributions per unit	$0.8255	$0.8255	$1.6510	$1.6510

Key Operating Metrics
The following information is intended to provide investors with a reasonable basis for assessing our historical operations but should not serve as the only criteria for predicting our future performance. Our financial statements reflect two reportable segments, Fuel Distribution and Marketing and All Other.
The key operating metrics and accompanying footnotes set forth below are presented for the three months ended June 30, 2019 and 2018 and have been derived from our historical consolidated financial statements.

	Three Months Ended June 30,
	2019				2018
	Fuel Distribution and Marketing	All Other	Total		Fuel Distribution and Marketing	All Other	Total
	(dollars and gallons in millions, except gross profit per gallon)
Revenues:
Motor fuel sales	$4,193	$173	$4,366		$4,304	$203	$4,507
Non motor fuel sales	16	58	74		15	51	66
Lease income	31	4	35		31	3	34
Total revenues	$4,240	$235	$4,475		$4,350	$257	$4,607
Gross profit (1):
Motor fuel sales	$171	$19	$190		$204	$23	$227
Non motor fuel sales	13	31	44		18	31	49
Lease	31	4	35		31	3	34
Total gross profit	$215	$54	$269		$253	$57	$310
Income (loss) from continuing operations	39	16	55		101	(7)	94
Loss from discontinued operations, net of taxes	—	—	—		—	(26)	(26)
Net income (loss) and comprehensive income (loss)	$39	$16	$55		$101	$(33)	$68
Adjusted EBITDA (2)	$119	$33	$152		$132	$8	$140
Distributable Cash Flow, as adjusted (2)			$101				$106
Operating Data:
Motor fuel gallons sold			2,054				1,977
Motor fuel gross profit cents per gallon (3)			9.1	¢			9.9 ¢

The following table presents a reconciliation of Adjusted EBITDA to net income, and Adjusted EBITDA to Distributable Cash Flow, as adjusted:

	Three Months Ended June 30,
	2019	2018	Change
	(in millions)
Segment Adjusted EBITDA
Fuel distribution and marketing	$119	$132	$(13)
All other	33	8	25
Total	152	140	12
Depreciation, amortization and accretion	(47)	(41)	(6)
Interest expense, net	(43)	(36)	(7)
Non-cash compensation expense	(3)	(3)	—
Loss on disposal of assets and impairment charges (4)	(2)	(40)	38
Loss on extinguishment of debt and other, net	6	—	6
Unrealized loss on commodity derivatives	(3)	—	(3)
Inventory adjustments	4	32	(28)
Other non-cash adjustments	(4)	(3)	(1)
Income before income tax (expense) benefit (4)	60	49	11
Income tax (expense) benefit (4)	(5)	19	(24)
Net income and comprehensive income	$55	$68	$(13)

Adjusted EBITDA	$152	$140	$12
Cash interest expense	41	34	7
Current income tax expense (benefit) (4)	4	(5)	9
Transaction-related income taxes	—	10	(10)
Maintenance capital expenditures	6	2	4
Distributable Cash Flow	101	99	2
Transaction-related expenses (4)	—	7	(7)
Distributable Cash Flow, as adjusted	$101	$106	$(5)

Distributions to Partners:
Limited Partners	$68	$68
General Partner	18	18
Total distributions to be paid to partners	$86	$86
Common Units outstanding – end of period	82.7	82.5
Distribution coverage ratio (5)	1.17x	1.24x
___________________________
(1)Excludes depreciation, amortization and accretion.
(2)Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation, amortization and accretion expense, allocated non-cash compensation expense, unrealized gains and losses on commodity derivatives and inventory adjustments, and certain other operating expenses reflected in net income that we do not believe are indicative of ongoing core operations, such as gain or loss on disposal of assets and non-cash impairment charges. We define Distributable Cash Flow, as adjusted, as Adjusted EBITDA less cash interest expense, including the accrual of interest expense related to our long-term debt which is paid on a semi-annual basis, Series A Preferred distribution, current income tax expense, maintenance capital expenditures and other non-cash adjustments.
We believe Adjusted EBITDA and Distributable Cash Flow, as adjusted, are useful to investors in evaluating our operating performance because:
•Adjusted EBITDA is used as a performance measure under our revolving credit facility;

•	securities analysts and other interested parties use such metrics as measures of financial performance, ability to make distributions to our unitholders and debt service capabilities;

•	our management uses them for internal planning purposes, including aspects of our consolidated operating budget, and capital expenditures; and

•
Distributable Cash Flow, as adjusted, provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, and as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating.

Adjusted EBITDA and Distributable Cash Flow, as adjusted, are not recognized terms under GAAP and do not purport to be alternatives to net income (loss) as measures of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and Distributable Cash Flow, as adjusted, have limitations as analytical tools, and one should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•they do not reflect our total cash expenditures, or future requirements for capital expenditures or contractual commitments;
•they do not reflect changes in, or cash requirements for, working capital;

•	they do not reflect interest expense or the cash requirements necessary to service interest or principal payments on our revolving credit facility or term loan;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and

•	as not all companies use identical calculations, our presentation of Adjusted EBITDA and Distributable Cash Flow, as adjusted, may not be comparable to similarly titled measures of other companies.

(3)	Includes other non-cash adjustments and excludes the impact of inventory adjustments consistent with the definition of Adjusted EBITDA.

(4)	Includes amounts from discontinued operations for the three months ended June 30, 2018.

(5)
The distribution coverage ratio for a period is calculated as Distributable Cash Flow attributable to partners, as adjusted, divided by distributions expected to be paid to partners of Sunoco LP in respect of such a period.